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                                  EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

                                      December 27, 2000

Convera Corporation
1921 Gallows Road, Suite 200
Vienna, VA 22182

       Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel to Convera Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about December 27, 2000, for the purpose of registering under the Securities Act of 1933, as amended, 11,250,000 shares of its Common Stock, $.01 par value (the "Shares"), issuable pursuant to the Company's employee benefit plan listed on the cover of the Registration Statement (the "Plan").

       In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

              (a) The Certificate of Incorporation of the Company, as amended as of the date hereof;

              (b) The Bylaws of the Company, as amended as of the date hereof;

              (c) Records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

              (d)    The Registration Statement; and

              (e)    The Plan.

       This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

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       Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued and paid for in accordance with the terms of the Plan; (iii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares will be duly authorized and validly issued, and fully paid and nonassessable.

       This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Heller Ehrman White & McAuliffe LLP
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                                         HELLER EHRMAN WHITE & MCAULIFFE LLP